Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of December 20, 2006 (this “Amendment”), among JPMORGAN CHASE BANK, N.A. (the “Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller” and, together with Fieldstone Mortgage Company, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of July 14, 2006 (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. First Amendment Period. For purposes of this Amendment, this Section 1 will be effective only for the period from and including July 1, 2006 through and including December 31, 2006 (the “First Amendment Period”). Section 12(k)(v) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the First Amendment Period:

“(v) Maintenance of Profitability.

(A) FIC, on a consolidated basis, shall not permit, for any two (2) consecutive calendar quarters (other than with respect to the calendar quarters set forth in (B) below), Net Income for such two (2) consecutive calendar quarters, to be less than $1.00 (without regard to unrealized gains or losses from mark to market valuations resulting from FIC’s Interest Rate Protection Agreements during such periods).

(B) FIC, on a consolidated basis, shall not permit, for the two (2) consecutive calendar quarters from and including July 1, 2006 through and including December 31, 2006, Net Income for such two (2) consecutive calendar quarters, to be a loss greater than $67,000,000 (without regard to unrealized gains or losses from mark to market valuations resulting from FIC’s Interest Rate Protection Agreements during such periods).”

SECTION 2. Second Amendment Period. For purposes of this Amendment, this Section 2 will be effective only for the period from and including December 1, 2006 through and including January 31, 2007 (the “Second Amendment Period” and together with the First

Amendment Period, the “Amendment Periods”). Section 14(k)(i) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(i) Maintenance of Adjusted Tangible Net Worth. FIC shall at all times maintain an Adjusted Tangible Net Worth, on a consolidated basis, of at least $365,000,000.”

SECTION 3. Permanent Amendments. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Adjusted Tangible Net Worth” in its entirety and replacing it with the following:

“Adjusted Tangible Net Worth” shall mean for the Sellers, the amount that would, in conformity with GAAP, equal the stockholder’s equity included on the balance sheet of the Sellers and their Subsidiaries, plus any preferred stock not already included in the calculation of stockholder’s equity, plus any Indebtedness of the Sellers and their Subsidiaries that is fully subordinated to any obligations arising under this Repurchase Agreement, plus other comprehensive loss arising from the FASB 133, minus any intangibles or goodwill (as defined under GAAP), minus any advances between the Sellers and their Affiliates (other than consolidated subsidiaries or between FIC and FMC), minus any loans or advances to officers or directors of the Sellers (as reported under GAAP), minus other comprehensive income arising from FASB 133; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments impacting stockholder’s equity for fluctuation of the value of financial instruments as mandated under FASB 133 shall be excluded from the calculation of Adjusted Tangible Net Worth.

SECTION 4. Conditions Precedent. This Amendment shall become effective on, with respect to Section 1, July 1, 2006 and, with respect to Section 2 and Section 3, December 1, 2006 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers;

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 1 and Section 2 of this Amendment shall expire upon the expiration of the applicable Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Repurchase Document, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Repurchase Document (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	JPMORGAN CHASE BANK, N.A., as Buyer

	By:	/s/ Mark Wegener
	Name:	Mark Wegener
	Title:	Vice President

Seller:	FIELDSTONE MORTGAGE COMPANY, as Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Senior Vice President and Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION, as Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Senior Vice President and Treasurer